Exhibit 21.1

State of Incorporation
Subsidiary	or Organization	Name under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2011:

Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership;
Duke Indiana Construction Limited Partnership (FL, NJ);
Duke Construction Limited Partnership of Michigan (MI)
Duke Indiana Construction (NY)
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC;
Duke Realty Services of Indiana, LLC (MO);
Duke Realty Services of Virginia, LLC (VA)
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership;
Duke Realty Services of Indiana Limited Partnership (WA)
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership;
Duke Realty of Indiana Limited Partnership (AZ, KY, MO, NC)
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
Mark Center TMP, LLC	Delaware	Mark Center TMP, LLC
BD Adena Development, LLC	Indiana	BD Adena Development, LLC
Physicians Office Building of Fort Wayne, LLC	Indiana	Physician Office Building of Fort Wayne, LLC
BD Fort Wayne Financing, LLC	Indiana	BD Fort Wayne Financing, LLC
BD Center Pointe, LLC	Georgia	BD Center Pointe, LLC
Dugan Realty, L.L.C.	Indiana	Dugan Realty, L.L.C.
BremnerDuke - Anson Development I, LLC	Indiana	Bremner/Duke - Anson Development I, LLC
BremnerDuke - AOA Arlington Development, L.P.	Indiana	Bremner/Duke - AOA Arlington Development, L.P.

The Registrant accounted for the following entities on the equity method at December 31, 2011:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Cincinnati Development Group, Limited Liability Company	Ohio	Cincinnati Development Group, Limited Liability Company
Dugan Texas LLC	Delaware	Dugan Texas LLC
Duke/Hawk, L.L.C.	Indiana	Duke/Hawk, L.L.C.
Hillside Partnership I	Florida	Hillside Partnership I
Lamida Group, L.L.C.	Indiana	Lamida Partners, L.L.C.
Northwinds Land, L.P.	Georgia	Northwinds Land, L.P.
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Delaware	Dugan Millenia LLC
Park Creek Venture	Indiana	Park Creek Venture
BCC Cancer Center Venture, L.P.	Delaware	BCC Cancer Center Venture, LP
BremnerDuke Mary Shiels Development, L.P.	Indiana	BremnerDuke Mary Shiels Development, L.P.
AD West End, LLC	Indiana	AD West End, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
DRCS, LLC	Delaware	DRCS, LLC
P&L Duke 3630 Peachtree, L.P.	Georgia	P&L Duke 3630 Peachtree, L.P.
Quantico Real Estate LLC	Delaware	Quantico Real Estate LLC
Lafayette Real Estate LLC	Delaware	Lafayette Real Estate LLC
Duke/Kane LLC	Delaware	Duke/Kane LLC
200 GR LLC	Ohio	200 GR LLC
Linden Development, LLC	New Jersey	Linden Development, LLC
Duke/Hulfish, LLC	Delaware	Duke/Hulfish, LLC
HHC Duke Realty Development, LLC	Indiana	HHC Duke Realty Development, LLC
HHC Duke Realty FOB CDE, LLC	Indiana	HHC Duke Realty FOB CDE, LLC